UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 18, 2005

BIOSITE INCORPORATED
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-21873 (Commission File Number)	33-0288606 (I.R.S. Employer Identification No.)

11030 Roselle Street
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 455-4808

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

                                                                                                                On March 18, 2005, the Compensation Committee of our Board of Directors approved the grant of “Bonus Rights” for the fiscal year ending December 31, 2005 (the “2005 Cash Bonus Plan”) under the terms of our Executive Bonus Plan effective January 1, 2003 (the “Executive Bonus Plan”).  All of our executive officers and our other vice-presidents were awarded Bonus Rights (as that term is defined under the Executive Bonus Plan).

                                                                                                                Bonuses under the 2005 Cash Bonus Plan will be determined pursuant to a specific formula applicable to each individual. The formula for most participants under the 2005 Cash Bonus Plan will be a function of the following two factors: (i) our total worldwide revenues for the fiscal year ending December 31, 2005 as compared to total worldwide revenues in the prior year (except that for certain vice-presidents, this factor will instead consist of a comparison of our total U.S. product revenues or our total international product revenues for the fiscal year ending December 31, 2005 to the prior year) and (ii) our total worldwide operating income for the fiscal year ending December 31, 2005 as compared to total worldwide operating income in the prior year.

                                                                                                                In the case of the revenue factor, we must achieve a specified minimum revenue target  for the fiscal year ending December 31, 2005 in order for that factor to be considered in the determination of bonuses.  For certain individuals, a third factor used to calculate a person’s bonus will be based on new product placements with customers in particular market segments that we serve, subject to a minimum number of placements.

                                                                                                                Following the conclusion of each of the first three calendar quarters during the fiscal year ending December 31, 2005, each participant in the 2005 Cash Bonus Plan will receive a quarterly bonus payment based upon the application of the revenue growth factor and the operating income growth factor for the portion of the year then completed, subject to a specified cumulative maximum for the given quarter.  Following the conclusion of the fourth quarter of the fiscal year ending December 31, 2005, each participant will receive a final quarterly bonus payment based upon the application of the revenue growth factor and the operating income growth factor to the completed fiscal year ending December 31, 2005, and to the extent relevant, the application of the product placement factor for the fiscal year ending December 31, 2005, and the product of that formula for each individual will then be reduced by the cumulative quarterly payments previously received by that individual under the 2005 Cash Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSITE INCORPORATED

Date: March 23, 2005	By:	/s/ CHRISTOPHER J. TWOMEY
Christopher J. Twomey
Senior Vice President, Finance and Chief Financial Officer